As filed with the Securities and Exchange Commission on November 22, 2005.
     Registration No. 333-109889

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LANDEC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

California (State of Incorporation)	94-3025618 (I.R.S. Employer Identification No.)

3603 Haven Avenue
Menlo Park, CA 94025-1010
(Address of Principal Executive Offices)

1995 Directors’ Stock Option Plan
(Full Title of the Plan)

Gary T. Steele
President and Chief Executive Officer
Landec Corporation
3603 Haven Avenue
Menlo Park, CA 94025-1010
(650) 306-1650
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Geoffrey P. Leonard, Esq.
Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, California 94025
(650) 614-7400

DEREGISTRATION OF UNSOLD SHARES
Landec Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Post-Effective Amendment”) to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2003, File No. 333-109889 (the “2003 S-8”) for offer or sale pursuant to the Registrant’s 1995 Directors’ Stock Option Plan (the “1995 Plan”). A total of 400,000 shares of Common Stock were registered for issuance under the 2003 S-8.
On October 14, 2005, the shareholders of the Registrant approved the Landec Corporation 2005 Stock Incentive Plan (the “2005 Plan”). No future awards will be made under the 1995 Plan. The total number of shares of Common Stock available for grant under the 1995 Plan, but not actually subject to outstanding awards, as of October 14, 2005, was 243,200 (the “Excess Shares”). The 243,200 Excess Shares are hereby deregistered. The Registrant will register an equal number of shares under a Registration Statement on Form S-8 for the 2005 Plan. In accordance with Rule 457(p) of the Securities Act of 1933, as amended, this Post-Effective Amendment is hereby filed to carry over the registration fees ($92.67) paid for the 243,200 Excess Shares that were previously registered pursuant to the 2003 S-8. The 2003 S-8 otherwise continues in effect as to the balance of the shares of Common Stock remaining available for offer or sale pursuant thereto.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 22nd day of November, 2005.

LANDEC CORPORATION (Registrant)
By:	/s/ Gary T. Steele
Gary T. Steele
President and Chief Executive Officer